Exhibit 99.3

MULTIFAMILY HOUSING OPERATIONS
(A CARVE-OUT OF THE RAINMAKER GROUP VENTURES, LLC)

CONDENSED FINANCIAL STATEMENTS
For the Nine Months Ended September 30, 2017 and 2016
(Unaudited)

Multifamily Housing Operations
(A Carve-out of the Rainmaker Group Ventures, LLC)
Condensed Financial Statements:
For the Nine Months Ended September 30, 2017 and 2016

Multifamily Housing Operations
(A Carve-out of the Rainmaker Group Ventures, LLC)
Condensed Balance Sheets
September 30, 2017 and December 31, 2016
(in thousands)

	September 30, 2017	December 31, 2016
	(unaudited)
Assets
Current assets:
Cash	$80	$141
Accounts receivable, less allowance for doubtful accounts of $237 and $231 at September 30, 2017 and December 31, 2016, respectively	5,204	4,514
Prepaid expenses	891	817
Total current assets	6,175	5,472
Property and equipment, net	2,576	2,989
Goodwill	2,544	2,544
Identified intangible assets, net	358	455
Other assets	7	—
Total assets	$11,660	$11,460
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$440	$330
Accrued expenses	1,612	1,796
Current portion of deferred revenue	1,131	820
Acquisition related liabilities	—	342
Current portion of deferred rent	142	168
Total current liabilities	3,325	3,456
Deferred revenue, net of current portion	398	398
Deferred rent liability	474	748
Total liabilities	4,197	4,602
Commitments and contingencies (Note 5)
Members’ equity	7,463	6,858
Total liabilities and members’ equity	$11,660	$11,460

See accompanying notes.

Multifamily Housing Operations
(A Carve-out of the Rainmaker Group Ventures, LLC)
Condensed Statements of Income and Members’ Equity
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2017	2016
Revenue	$30,285	$26,141
Cost of revenue	5,513	4,587
Gross profit	24,772	21,554
Operating expenses:
Product development	4,882	4,915
Sales and marketing	7,908	7,572
General and administrative	3,363	3,594
Total operating expenses	16,153	16,081
Net income	8,619	5,473
Members’ equity - beginning of period	6,858	6,836
Net intercompany transfers	(8,014)	(4,806)
Members’ equity - end of period	$7,463	$7,503

See accompanying notes.

Multifamily Housing Operations
(A Carve-out of the Rainmaker Group Ventures, LLC)
Condensed Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities:
Net income	$8,619	$5,473
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	116	146
Depreciation and amortization	1,085	1,123
Deferred rent liability	(300)	(50)
Changes in operating assets and liabilities:
Accounts receivable	(806)	(877)
Prepaid expenses and other assets	(81)	(57)
Accounts payable	110	(148)
Accrued expenses and other liabilities	(184)	(678)
Deferred revenue	311	421
Acquisition related liabilities	(342)	—
Total adjustments	(91)	(120)
Net cash provided by operating activities	8,528	5,353
Cash flows from investing activities:
Acquisition of property and equipment	(107)	(127)
Internally developed software	(468)	(444)
Net cash used in investing activities	(575)	(571)
Cash flows from financing activities:
Net intercompany transfers	(8,014)	(4,807)
Net cash used in financing activities	(8,014)	(4,807)
Net decrease in cash	(61)	(25)
Cash:
Beginning of period	141	58
End of period	$80	$33

See accompanying notes.

Multifamily Housing Operations
(A Carve-out of the Rainmaker Group Ventures, LLC)
Notes to the Condensed Financial Statements
For the Nine Months Ended September 30, 2017 and 2016
(in thousands)
(unaudited)

1.	Summary of Significant Accounting Policies
Nature of Operations
The Rainmaker Group Ventures, LLC ("RMGV" or the “Company") is a software company that develops revenue management applications in the gaming, hospitality and multi-family housing industries throughout the United States.
In February 2017, the Company and RealPage, Inc., a Delaware corporation ("RealPage"), entered into an Asset Purchase Agreement (the "Asset Purchase Agreement"). Pursuant to the Asset Purchase Agreement, and subject to the conditions set forth therein, the Company agreed to sell to RealPage certain discrete assets and liabilities that comprise the Multifamily Housing Operations business (collectively "MHO") of the Company.
In exchange for MHO, RealPage agreed to pay approximately $300.0 million in cash, subject to reductions for outstanding indebtedness and unpaid transaction expenses and working capital adjustment. RealPage will retain a portion of the purchase price as a holdback to serve as security for the benefit of itself and its affiliates, in respect to indemnification obligations of the Company. Subject to any indemnification claims made by RealPage, the holdback will be released to the Company on or shortly after the first anniversary of the transaction’s closing date. As further discussed in Note 7, the sale of MHO was completed in December 2017.
The unaudited carve-out condensed financial statements of MHO present the historical financial position, results of operations, changes in equity to support MHO, and cash flows on a carve-out basis of the MHO segment in connection with the Asset Purchase Agreement. The unaudited carve-out condensed financial statements have been derived from the accounting records of the Company on a carve-out basis.
Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America ("GAAP") have been omitted from the condensed financial statements. The Company believes that these condensed financial statements include all necessary and recurring adjustments for the fair presentation of the interim period results. The condensed financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto for the year ended December 31, 2016, included in this Current Report on Form 8-K/A as Exhibit 99.2.
Basis of Presentation and Methods of Allocation
The unaudited carve-out condensed financial statements of MHO have been prepared in accordance with GAAP. These unaudited carve-out condensed financial statements have been prepared solely to demonstrate the historical results of operations, financial position and cash flows related to MHO for the indicated periods. The unaudited carve-out condensed financial statements include the assets, liabilities, revenue and expenses that are specifically identifiable to MHO.
The unaudited carve-out condensed financial statements reflect allocations of direct and indirect expenses related to certain overhead functions that are provided on a centralized basis by RMGV. These expenses have been allocated to MHO on the basis of direct usage when identifiable, with others allocated based on relevant criteria.
Management believes the assumptions underlying the unaudited carve-out condensed financial statements, including the assumptions regarding allocation of expenses, are reasonable. Nevertheless, the unaudited carve-out condensed financial statements may not include all of the actual expenses that would have been incurred by MHO and may not reflect its financial position, results of operations and cash flows that would have been reported if MHO had been a stand-alone entity during the period presented.
Intercompany transactions with RMGV are considered to be settled for cash in the unaudited carve-out Condensed Statements of Cash Flows in the same period as reported by the Company. The total net effect of the settlement of these intercompany transactions is reflected in the unaudited carve-out Condensed Statements of Cash Flows as a financing activity and in the unaudited carve-out Condensed Statements of Income and Members’ Equity within the line “Net intercompany transfers”. Net intercompany transfers represents MHO’s cumulative earnings transferred to the Company.
Use of Estimates
The preparation of the unaudited carve-out condensed financial statements requires management of the Company to make estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the unaudited carve-out condensed financial statements and the reported amounts of revenues and

Multifamily Housing Operations
(A Carve-out of the Rainmaker Group Ventures, LLC)
Notes to the Condensed Financial Statements
For the Nine Months Ended September 30, 2017 and 2016
(in thousands)
(unaudited)

expenses during the period. Significant items subject to such estimates and assumptions include the accounting for the allowance for doubtful accounts; the carrying amount of goodwill, intangibles and property and equipment; the deferral of revenues and costs related to certain customer agreements; sales taxes; and allocations of direct and indirect expenses related to certain overhead functions. Actual results could differ from those estimates.
Revenue Recognition
Revenue is derived from hosting fees and related services that include maintenance, installation, integration, configuration, and training. Revenue from services are recognized when persuasive evidence of an agreement exists, delivery has occurred, the fee is fixed or determinable and collectability is probable.
Hosting revenue is recognized ratably over the contract terms or estimated customer life beginning on the go-live date of each contract.
Certain arrangements with the multi-family housing industry customers require significant costs related to implementation. When the Company receives a non-refundable up-front payment for implementation that has to be deferred over the contract period, the Company capitalizes and amortizes the costs associated with the implementation over the period that revenue is recognized for the related up-front payment.
Deferred revenue consists of amounts billed to, or payments received from, customers for software licenses, maintenance and services that have not met the criteria for revenue recognition.
Accounts Receivable
Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The Company does not require that collateral be provided by customers to secure the Company's accounts receivable. The maximum accounting loss from the credit risk associated with accounts receivable is the amount of the receivable recorded, which is the face amount of the receivable, net of the allowance for doubtful accounts and net of any amounts for related discounts, if applicable. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on historical write-off experience, as well as management’s assessment of the collectability of specific accounts. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.
Property and Equipment
Property and equipment are carried at cost, less accumulated depreciation. Expenditures for maintenance and repairs are expensed currently, while renewals and betterments that materially extend the life of an asset are capitalized. The cost of assets sold, retired or otherwise disposed of and the related allowance for depreciation are eliminated from the accounts, and any resulting gain or loss is recognized. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which are as follows:

Leasehold improvements	Lesser of estimated useful life or life of the lease
Office furniture and computer equipment	3 - 7 years
Software	3 years
Internally developed software	3 years
Internally Developed Software
The Company capitalizes certain development costs incurred in connection with its internally developed software. Costs incurred in the preliminary stages of development are expensed as incurred. Once an application has reached the development stage, internal and external costs, if direct and incremental, are capitalized until the software is substantially complete and ready for its intended use. Capitalization ceases upon completion of all substantial testing. Internally developed software is amortized on a straight-line basis over its estimated useful life. The amortization period starts upon completion of the development project and when placed in service.
The Company did not record an impairment charge during the nine months ended September 30, 2017 or 2016 related to internally developed software.

Multifamily Housing Operations
(A Carve-out of the Rainmaker Group Ventures, LLC)
Notes to the Condensed Financial Statements
For the Nine Months Ended September 30, 2017 and 2016
(in thousands)
(unaudited)

Impairment of Long-Lived Assets
Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset.
Goodwill
Goodwill represents the excess of the purchase price of an acquisition over the fair value of the identifiable net tangible and intangible assets acquired in the purchase. Goodwill is not amortized but is evaluated for potential impairment annually and whenever events or changes in circumstances indicate the carrying value of an asset may not be recoverable. MHO values goodwill in accordance with Accounting Standards Codification 350, Goodwill and Other Intangible Assets (“ASC 350”). ASC 350 requires goodwill to be either qualitatively or quantitatively assessed for impairment annually, or more frequently if impairment indicators arise.
To evaluate the recoverability of goodwill, MHO first assesses qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of any of its reporting units is less than its carrying amount. MHO's qualitative assessment of the recoverability of goodwill, whether performed annually or based on specific events or circumstances, considers various macroeconomic, industry-specific and company-specific factors. Those factors include: (i) severe adverse industry or economic trends; (ii) significant company-specific actions, including exiting an activity in conjunction with restructuring of operations; (iii) current, historical or projected deterioration of MHO's financial performance; or (iv) a sustained decrease in MHO's enterprise value below its net book value. After assessing the totality of events and circumstances, if MHO determines that it is not more likely than not that the fair value of any of its reporting units is less than its carrying amount, no further assessment is performed. If MHO determines that it is more likely than not that the fair value of any of its reporting units is less than its carrying amount, MHO calculates the fair value of that reporting unit and compares the fair value to the reporting unit’s net book value. If the fair value of the reporting unit is greater than its net book value, there is no impairment. Otherwise, MHO calculates the implied fair value of goodwill by deducting the fair value of all tangible and intangible assets, excluding goodwill, of the reporting unit from the fair value of the reporting unit. The implied fair value of goodwill is compared to the carrying value of goodwill. If the implied fair value of goodwill is less than the carrying value of goodwill, an impairment loss is recognized equal to the difference.
Management concluded that no impairment of goodwill existed at September 30, 2017 or December 31, 2016.
Intangible Assets
The Company’s intangible assets consist of technology acquired in connection with the acquisition of SlopeJet, LLC (“SlopeJet”) in 2015. Intangible assets are measured at cost less accumulated amortization and any accumulated impairment losses. The definite-lived assets are capitalized and amortized on a straight-line basis over the estimated useful life of the assets. The Company evaluates the propriety of the carrying amount of its definite-lived intangibles, as well as the related amortization period, to determine whether current events and circumstances warrant adjustment to the carrying values and/or estimates of useful lives. This evaluation is performed using the estimated projected future undiscounted cash flows associated with the asset compared to the asset's carrying amount to determine if a write-down is required. To the extent such projections indicate that the undiscounted cash flows are not expected to be adequate to recover the carrying amounts, the assets are written down to fair value as determined by discounting future cash flows. Management determined no impairment related to these assets existed at September 30, 2017 or December 31, 2016.
Research and Development Costs
Research and development costs consist primarily of compensation and benefits paid to the Company's employees and related overhead expenses. During the nine months ended September 30, 2017 and 2016, these expenses totaled approximately $3,688 and $3,378, respectively, and are included in product development expenses in the accompanying Condensed Statements of Income and Members’ Equity.

Multifamily Housing Operations
(A Carve-out of the Rainmaker Group Ventures, LLC)
Notes to the Condensed Financial Statements
For the Nine Months Ended September 30, 2017 and 2016
(in thousands)
(unaudited)

Income Taxes
RMGV, the entity from which the assets and liabilities that comprise MHO were carved out, is a limited liability company that is taxed as a partnership. Taxable income and losses are allocated directly to the members. Therefore, no provision for income tax has been included in the unaudited carve-out condensed financial statements for MHO.
The Company applies the provisions of accounting standards for income taxes. These standards require that uncertain tax positions be recognized or derecognized based on a ‘more-likely-than-not’ threshold. This applies to positions taken or expected to be taken in a tax return. The Company does not believe its unaudited carve-out condensed financial statements include any material uncertain tax positions.
Fair Value of Financial Instruments
The Company’s financial instruments include cash, accounts receivable, accounts payable, and accrued expenses and are carried at cost, which approximates their fair value because of the short-term nature of these financial instruments.
Concentrations of Credit Risk
The Company’s cash accounts are maintained at various financial institutions and may, from time to time, exceed federally insured limits. The Company has not experienced any losses in such accounts.
Concentrations of credit risk with respect to accounts receivable result from substantially all of MHO’s clients being in the multi-family rental market. MHO’s clients, however, are dispersed across different geographic areas.
Legal Contingencies
The Company reviews the status of each legal contingency and records a provision for a liability when it considers that it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. The Company periodically reviews these provisions and makes adjustments where needed as additional information becomes available. If either or both of the criteria are not met, the Company assesses whether there is at least a reasonable possibility that a loss, or additional losses beyond those already accrued, may be incurred. If there is a reasonable possibility that a material loss (or additional material loss in excess of any accrual) may be incurred, the Company discloses an estimate of the amount of loss or range of losses, either individually or in the aggregate, as appropriate, if such an estimate can be made, or discloses that an estimate of loss cannot be made.
2. Property and Equipment
Property and equipment consisted of the following at September 30, 2017 and December 31, 2016:

	September 30, 2017	December 31, 2016
	(in thousands)
Leasehold improvements	$2,016	$2,016
Office furniture and computer equipment	2,305	2,285
Software	809	722
Internally developed software	5,092	4,624
Property and equipment, gross	10,222	9,647
Less: Accumulated depreciation and amortization	(7,646)	(6,658)
Property and equipment, net	$2,576	$2,989
Depreciation and amortization expense attributable to property and equipment was $988 and $1,026 for the nine months ended September 30, 2017 and 2016, respectively.
3. Goodwill
MHO’s goodwill reflected in these unaudited carve-out condensed financial statements was recognized in connection with the acquisition of Rent Jungle, LLC in 2014 and the acquisition of SlopeJet in 2015. The purchase price for both acquisitions was allocated to the assets acquired and liabilities assumed based on their fair values at the date of acquisition. The full balance

Multifamily Housing Operations
(A Carve-out of the Rainmaker Group Ventures, LLC)
Notes to the Condensed Financial Statements
For the Nine Months Ended September 30, 2017 and 2016
(in thousands)
(unaudited)

of goodwill associated with these acquisitions has been attributed to MHO in connection with preparing these unaudited carve-out condensed financial statements.
4. Intangible Assets
The Company's intangible assets at September 30, 2017 and December 31, 2016 consisted of technology acquired in connection with the SlopeJet acquisition. The acquired technology is being amortized on a straight-line basis over a 5 year estimated life. Amortization expense was $97 for each of the nine-month periods ended September 30, 2017 and 2016. The gross carrying amount of the acquired technology was $650, and the related accumulated amortization was $292 and $195 at September 30, 2017 and December 31, 2016, respectively.
5. Commitments and Contingencies
Operating Leases:
The Company is obligated under the terms of various operating lease agreements for office facilities expiring at various dates through August 2021.
An office space operating lease agreement under which the Company is obligated contains provisions for future rent increases, landlord allowances for tenant improvements, and periods in which rent payments are reduced. The total amount of rental payments due over the lease term is being charged to rent expense on the straight-line method over the term of the lease. The difference between rent expense recorded and the amount paid is included in the lines “Current portion of deferred rent” and “Deferred rent liability” in the accompanying Condensed Balance Sheets.
Sales Tax Liability:
The Company determined that it was liable for certain uncollected sales tax on revenue transactions in states in which it determined that it had a nexus. As of September 30, 2017 and December 31, 2016, the Company recorded a liability to the state jurisdictions of approximately $81 and $88, respectively, which is included in the line “Accrued expenses” in the accompanying Condensed Balance Sheets. Actual amounts could differ from these estimates.
6. Acquisition Related Liabilities
In June 2015, the Company acquired tangible and intangible assets and assumed certain liabilities of SlopeJet. The purchase consideration included additional payments in the form of shares and cash, the payment of which was contingent upon SlopeJet achieving certain revenue targets in the post-acquisition period. In addition to achieving the revenue targets, payment was contingent upon selling shareholders remaining employees of the Company during the measurement period. As the payment of the contingent consideration was conditioned upon the continued employment of the selling shareholders, the additional payments were recorded as compensation expense in the period earned. The measurement period for the final contingent consideration payment elapsed on June 30, 2017. There were no outstanding contingent consideration obligations at September 30, 2017.
7. Subsequent Events
RealPage’s purchase of MHO was completed in December 2017. RMGV received a cash payment of approximately $298.0 million on the closing date, and RealPage will make deferred payments of up to $1.6 million, the majority of which will be paid on the first anniversary of the closing date. The deferred portion of the purchase price serves as security against indemnification obligations contained in the Asset Purchase Agreement and is subject to reduction for indemnification claims made by the purchaser.
The Company evaluated subsequent events through February 15, 2018, when these unaudited carve-out condensed financial statements were available to be issued. Except for the completion of the sale to RealPage as discussed above, the Company is not aware of any significant events that occurred subsequent to the carve-out balance sheet date, but prior to the filing of this report, which would have a material impact on the unaudited carve-out condensed financial statements.